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                                                                EXHIBIT 5.1



          [SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS) LETTERHEAD]



                                                                December 3, 1996




FINOVA Finance Trust
The FINOVA Group Inc.
1850 North Central Avenue
Phoenix, Arizona  85002-2209

                Re:  FINOVA Finance Trust
                     The FINOVA Group Inc.
                     Registration Statement on Form S-3
                     (Registration No. 333-15445 and -01)
                     ------------------------------------------------

Ladies and Gentlemen:

        We have acted as special counsel to FINOVA Finance Trust, a statutory business trust created under the Business Trust Act of the State of Delaware (Del. Code Ann., tit. 12, section 3810) (the "Trust"), and The FINOVA Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement (as defined below) for the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 2,000,000 Convertible Trust Originated Preferred Securities(SM) (the "Preferred Securities") (liquidation amount $50 per Preferred Security) of the Trust, (ii) $100,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2016 of the Company (the "Debentures"), (iii) shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company initially issuable upon conversion of the Debentures and the Preferred Securities (the "Conversion Shares") and (iv) the rights of holders of the Preferred Securities under a guarantee (the "Preferred Securities Guarantee") by the Company.


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FINOVA Finance Trust
The FINOVA Group Inc.
December 3, 1996
Page 2


        The Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust of the Trust (the "Declaration"), among the Company, as sponsor and as the issuer of the Debentures to be held by the Property Trustee (as defined below) of the Trust, First Union Bank of Delaware, as Delaware Trustee, Fleet National Bank, as property trustee (the "Property Trustee"), and Robert J. Fitzsimmons and Bruno A. Marszowski, as Regular Trustees. The Preferred Securities Guarantee will be issued pursuant to a Preferred Securities Guarantee Agreement (the "Guarantee Agreement") by the Company, as guarantor. In connection with any conversion of a Preferred Security by the holder thereof, such Preferred Security will be exchanged for the appropriate principal amount of Debentures held by the Trust, which will, in turn, be immediately converted into shares of Common Stock at the then applicable rate, as further described in the Declaration and the Indenture (as defined below).

        This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (Registration No. 333-15445 and -01), filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on November 4, 1996 under the Act, Amendment No. 1 thereto filed with the Commission on November 20, 1996, Amendment No. 2 thereto filed with the Commission on December 2, 1996 and Amendment No. 3 thereto filed with the Commission on December 4, 1996 (such Registration Statement, including all documents incorporated or deemed incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Act and all information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Trust of the Trust (the "Certificate of Trust") filed with the Secretary of State of the

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FINOVA Finance Trust
The FINOVA Group Inc.
December 3, 1996
Page 3



State of Delaware on November 1, 1996; (iii) the form of the Declaration (including the designations of the terms of the Preferred Securities annexed thereto); (iv) the form of the Preferred Securities and specimen certificates thereof; (v) the form of the Guarantee Agreement; (vi) the form of the indenture (the "Indenture"), between the Company and Fleet National Bank, as indenture trustee (the "Indenture Trustee"), pursuant to which the Debentures will be issued; (vii) a specimen Debenture; (viii) a specimen certificate representing the Common Stock; (ix) the form of the Purchase Agreement (the "Preferred Securities Purchase Agreement") proposed to be entered into among the Company, the Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Montgomery Securities and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") relating to, among other things, the sale of the Preferred Securities; (x) the form of the Debenture Purchase Agreement (the "Debenture Purchase Agreement") proposed to be entered into by and between the Company and the Trust relating to, among other things, the sale of the Debentures; (xi) the Certificate of Incorporation of the Company, as presently in effect; (xii) the By-Laws of the Company, as presently in effect; and (xiii) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee appointed by the Board of Directors of the Company (the "Pricing Committee") in each case relating to the issuance and sale of the Debentures and the Preferred Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company and the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by
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FINOVA Finance Trust
The FINOVA Group Inc.
December 3, 1996
Page 4


all requisite action, corporate or other, and execution and delivery by such parties of such documents and that, except to the extent set forth in paragraphs
(2) and (3) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration, the Preferred Securities, the Guarantee Agreement, the Indenture, the Debentures, the Preferred Securities Purchase Agreement and the Debenture Purchase Agreement, when executed, will be in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

        Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the Delaware Business Trust Act and the federal laws of the United States to the extent set forth herein. To the extent that the opinions set forth below relate to matters under the laws of the State of Delaware other than the General Corporation Law of the State of Delaware and the Delaware Business Trust Act, we have relied on the opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware). To the extent that the opinions set forth below relate to matters under the laws of the State of New York, we have relied on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

        Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Draft Resolutions establishing, among other things, the price at which the Preferred Securities are to be sold to the Underwriters pursuant to the Preferred Securities Purchase Agreement and other matters relating to the issuance and sale of the Preferred Securities and the Debentures have been duly adopted by the Pricing Committee; (iii) the Declaration, the Preferred Securities Purchase Agreement, the Guarantee Agreement, the Debenture Purchase Agreement and the Indenture have been duly executed and delivered by the parties thereto; (iv) the Preferred Securities have been duly executed and authenticated in accordance with

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FINOVA Finance Trust
The FINOVA Group Inc.
December 3, 1996
Page 5


the terms of the Declaration and delivered to and paid for by the Underwriters as contemplated by the Preferred Securities Purchase Agreement; and (v) the Debentures have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Trust as contemplated by the Debenture Purchase Agreement and the Declaration:

        1. The issuance and sale of the Preferred Securities will have been duly authorized and the Preferred Securities will be validly issued, fully paid and nonassessable, representing undivided beneficial ownership interests in the assets of the Trust; and the holders of such Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

        2. The Guarantee Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the provisions regarding indemnification contained therein may be limited by state or federal securities laws or the public policy underlying such laws.

        3. The issuance and sale of the Debentures will have been duly authorized and the Debentures
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FINOVA Finance Trust
The FINOVA Group Inc.
December 3, 1996
Page 6


will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except that the waiver of stay or extension laws contained in Section 515 of the Indenture may be unenforceable and (b) the provisions regarding indemnification contained therein may be limited by state or federal securities laws or the public policy underlying such laws.

        4. When certificates representing the Conversion Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the holders of the Preferred Securities upon conversion thereof in accordance with the terms of the Declaration and the Indenture, the Conversion Shares will have been duly authorized and will be validly issued, fully paid and nonassessable.
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FINOVA Finance Trust
The FINOVA Group Inc.
December 3, 1996
Page 7


        We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.

                               Very truly yours,


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              /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)